EXHIBIT 99


            WRITTEN STATEMENT BY THE CHIEF EXECUTIVE OFFICER AND THE
                             CHIEF FINANCIAL OFFICER

1. Bruce D. Hertzke, Chief Executive Officer and President and Edwin F. Barker, Chief Financial Officer, each certify that:

         (a) The Quarterly Report on Form 10-Q ("periodic report") of Winnebago Industries, Inc. (the "issuer"), for the quarter ended March 1, 2003, as filed with the Securities and Exchange Commission on the date of this certificate, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         (b) the information contained in that periodic report fairly represents, in all material respects, the financial condition and results of operations of the issuer.

2. This statement is provided pursuant to the requirements of Section 906 of the Sarbanes - Oxley Act of 2002, codified as Section 1350 of Chapter 63 of Title 18 U.S.C.

Date:           April 11, 2003
           --------------------------


                                       By: /s/ Bruce D. Hertzke
                                           -------------------------------------
                                           Bruce D. Hertzke
                                           Chief Executive Officer
                                             and President

                                       By: /s/ Edwin F. Barker
                                           -------------------------------------
                                           Edwin F. Barker
                                             Chief Financial Officer